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                                                                    EXHIBIT 99.1
NEWS

UNITED STATES EXPLORATION, INC.                  FOR FURTHER INFORMATION CONTACT
1560 BROADWAY, DENVER, COLORADO 80202                            BRUCE D. BENSON
                                                  PRESIDENT & CEO (303) 863-3551

FOR IMMEDIATE RELEASE



         UNITED STATES EXPLORATION INSTRUCTS MCDONALD INVESTMENTS, INC.
                      TO DETERMINE VIABILITY OF TRANSACTION

Denver, Colorado - June 10, 2003 - United States Exploration, Inc. (ASE - UXP) announced today that it has instructed its investment bankers, McDonald Investments, Inc., to determine whether a transaction that will provide increased value and liquidity to its shareholders is possible given the improved conditions in the oil and gas industry and the completion of the sale of the Company's non-core assets. It is not possible to determine at this point whether a transaction will be completed, or, if so, what the terms of the transaction might be.

United States Exploration, Inc. is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil. The Company's reserves and producing properties are located in northeast Colorado. The Company's common stock trades on the American Stock Exchange are under the symbol UXP.



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